Exhibit 99.1




Contacts:
Richard W. Krawiec, Cytogen Corporation
Vice President, Investor Relations
and Corporate Communications
609-750-8289

            CYTOGEN AND ADVANCED MAGNETICS AGREE TO TERMINATE MERGER AND ENTER INTO LICENSING, MARKETING AND SUPPLY AGREEMENTS

PRINCETON, NJ - August 28, 2000 - Cytogen Corporation (Nasdaq: CYTO) today announced the mutual termination of its agreement to acquire Advanced Magnetics, Inc. (AMEX: AVM). Instead, the two companies agreed to enter into marketing, license and supply agreements. Under the new agreements, Cytogen will acquire certain product rights to Advanced Magnetics' imaging agents in exchange for two million shares of Cytogen common stock. Cytogen will have exclusive U.S. rights to Combidex(R), a magnetic resonance imaging contrast agent for the detection of lymph node metastases. The Company will also have exclusive U.S. rights to imaging agent Code 7228 for oncology applications and the right of first negotiation for applications outside of oncology. Advanced Magnetics will be responsible for all costs associated with clinical development, supply and manufacture of Combidex and Code 7228. In addition to supplying Cytogen with these products, Advanced Magnetics will receive royalties based upon product sales.

"Both Cytogen and Advanced Magnetics agreed that the advantages of a marketing and supply arrangement outweighed the near-term benefits of the merger," said H. Joseph Reiser, Ph.D., Cytogen's President and Chief Executive Officer. "In our opinion, Advanced Magnetics' product candidates provide critical information regarding the detection of metastatic cancer which is anticipated to address an unmet medical need in cancer detection and staging. Our ongoing business relationship with Advanced Magnetics is consistent with our strategic focus to build a product-oriented pipeline in oncology, and to that end we continue to investigate other near-term product opportunities."

Dr. Reiser continued, "In addition to acquiring synergistic product candidates, such as the ones we are licensing from Advanced Magnetics, we are continuing to invest in our core proteomics and prostate cancer technologies to assure our corporate growth."

Combidex has received an approvable letter from the U.S. Food and Drug Administration (FDA), with marketing approval subject to certain conditions. The companies have agreed to establish project teams to cooperate on the development of Combidex and Code 7228. In exchange for the marketing rights to Combidex and Code 7228, Cytogen has agreed to issue to Advanced Magnetics two million shares of Cytogen registered common stock. Of such shares, 1.5 million shares were issued at closing, of which 1.2 million are subject to certain lockup restrictions, and 500,000 were put into escrow subject to the achievement of certain milestones.

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Cytogen  Corporation  is a  biopharmaceutical  company  in  Princeton,  NJ whose mission is setting new standards in cancer care. Its two principal lines of business, proteomics and oncology, are built upon its expertise in antibodies and molecular recognition and are directed to development of novel products for the diagnosis, imaging, staging and treatment of cancer and a proteomics-driven drug discovery platform. The Company has established a pipeline of product candidates based on its proprietary antibody and prostate specific membrane antigen, or PSMA, technologies. The Company, with Progenics Pharmaceuticals, Inc., has formed a joint venture focusing on the development of in vivo cancer immunotherapies based on PSMA technology. The Company's cancer management
franchise   currently   comprises   three   marketed   FDA-approved    products:
ProstaScint(R), used to image the extent and spread of prostate cancer; OncoScint CR/OV(R), a diagnostic imaging agent for colorectal and ovarian cancer; and Quadramet(R), for the relief of cancer-related bone pain. The Company's wholly owned subsidiary, AxCell Biosciences Corporation, is developing a proprietary protein pathway database as a drug discovery and development tool for the pharmaceutical and biotechnology industries. For additional information
on   Cytogen,   visit   the   Company's   web  sites  at   www.cytogen.com   and
www.axcellbio.com.

THIS PRESS RELEASE CONTAINS CERTAIN "FORWARD-LOOKING" STATEMENTS WITHIN THE MEANING OF THE PRIVATE SECURITIES LITIGATION REFORM ACT OF 1995. INFORMATION IN THIS PRESS RELEASE, WHICH IS NOT HISTORICAL, IS FORWARD LOOKING AND INVOLVES A NUMBER OF RISKS AND UNCERTAINTIES. INVESTORS ARE CAUTIONED NOT TO PUT ANY UNDUE RELIANCE ON ANY FORWARD LOOKING STATEMENT. THE COMPANY'S ACTUAL RESULTS MAY DIFFER MATERIALLY FROM THE COMPANY'S HISTORICAL RESULTS OF OPERATIONS AND THOSE DISCUSSED IN THE FORWARD-LOOKING STATEMENTS FOR VARIOUS REASONS, INCLUDING, BUT NOT LIMITED TO THE COMPANY'S ABILITY TO CARRY OUT ITS BUSINESS PLAN, SUCCESSFUL DEVELOPMENT AND COMMERCIAL ACCEPTANCE OF ITS PRODUCTS, ABILITY TO FUND DEVELOPMENT NECESSARY FOR EXISTING PRODUCTS AND FOR THE PURSUIT OF NEW PRODUCT OPPORTUNITIES, THE RISK OF WHETHER PRODUCTS RESULT FROM DEVELOPMENT ACTIVITIES, PROTECTION OF ITS INTELLECTUAL PROPERTY PORTFOLIO, ABILITY TO INTEGRATE ACQUIRED BUSINESSES, ABILITY TO ESTABLISH AND SUCCESSFULLY COMPLETE CLINICAL TRIALS WHERE REQUIRED FOR PRODUCT APPROVAL, THE RISK ASSOCIATED WITH OBTAINING THE NECESSARY REGULATORY APPROVALS, DEPENDENCE ON ITS PARTNERS FOR DEVELOPMENT OF CERTAIN PROJECTS, THE ABILITY TO OBTAIN FOREIGN REGULATORY APPROVALS FOR PRODUCTS AND TO ESTABLISH MARKETING ARRANGEMENTS IN COUNTRIES WHERE APPROVAL IS OBTAINED, AND OTHER FACTORS DISCUSSED IN THE COMPANY'S 1999 FORM 10-K AND FROM TIME-TO-TIME THE COMPANY'S OTHER FILINGS WITH THE SECURITIES AND EXCHANGE COMMISSION.

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